Exhibit 8 to
                     Debtors' Joint Reorganization Plan

                       Definitions Of Liabilities MAC
                      Event And Operational MAC Event





                                 EXHIBIT 8
                       DEFINITIONS OF LIABILITIES MAC
                      EVENT AND OPERATIONAL MAC EVENT

LIABILITIES MAC EVENT:

         A "Liabilities MAC Event" shall mean the occurrence of a Material Adverse Change. "Material Adverse Change" means:


                           (i) a change, event, development, or state of facts, either alone or in combination, and either known or unknown by ZiLOG, as of January 28, 2002, as a result of which ZiLOG would reasonably be expected to suffer or incur losses, liabilities, costs, or expenses, calculated on the basis of GAAP, consistently applied (a "MAC Loss"), in an aggregate amount in excess of $7.5 million;

                           (ii) the Bankruptcy Court's allowance or estimation of proofs of Claim filed or deemed filed in the Chapter 11 Cases in an aggregate amount in excess of $7.5 million more than the Aggregate Estimated Maximum Claims Amount; or

                           (iii) the reasonable determination by ZiLOG or the Informal Committee that proofs of Claim filed in the Chapter 11 Cases could result in the allowance in the Chapter 11 Cases of Claims in an aggregate amount in excess of $7.5 million more than the Aggregate Estimated Maximum Claims Amount, unless the Bankruptcy Court, on request of ZiLOG or the Informal Committee, has determined, by disallowance, estimation, or otherwise, that the maximum allowed amount of those Claims will not in the aggregate exceed the Aggregate Estimated Maximum Claims by more than $7.5 million.

In the foregoing two paragraphs, "Aggregate Estimated Maximum Claims Amount" means the aggregate amount of Claims on the Schedules, filed at or about the commencement of the Chapter 11 Cases, listed as undisputed, liquidated and non-contingent, plus, as to litigation Claims referenced in the balance of this sentence, the amount of any disputed or unliquidated litigation Claims described in ZiLOG's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, plus the amount listed as disputed litigation Claims in Exhibit 5 to the Disclosure Statement entitled "Pending Litigation."

Notwithstanding the foregoing:

                           (A) the commencement of the Chapter 11 Cases or any MAC Loss resulting therefrom is not a MAC Event;

                           (B) the occurrence of a MAC Loss that is equal or less than 115% of the corresponding MAC Loss item quantified or estimated as constituting an undisputed, liquidated and non-contingent liability in the Plan or the Disclosure Statement as transmitted to creditors in connection with the solicitation of acceptances of the Plan, or in ZiLOG's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission, shall not be counted in calculating the aggregate amount of MAC Losses; and

                           (C) a MAC Loss will not constitute a MAC Event if the MAC Loss minus the amount (if any) by which ZiLOG's actual cumulative EBITDA since December 31, 2001 exceeds the Projected Cumulative EBITDA for the comparable period (as set forth in the table below) is less than $7.5 million.


OPERATIONAL MAC EVENT:

         An "Operational MAC Event" shall occur, at any time after the completion of any calendar month through May 31, 2002, if ZiLOG realizes earnings before interest, taxes, depreciation and amortization (excluding one-time restructuring charges) ("EBITDA") for that month, calculated on a cumulative basis, consistently applied, in an amount less than the amount set forth opposite such month under the caption "Cumulative EBITDA MAC Threshold" in the following table:


   -----------------------------------------------------------------------------------------------------------
                               Projected Monthly         Projected Cumulative          Cumulative EBITDA
                                     EBITDA                     EBITDA                   MAC Threshold
   -----------------------------------------------------------------------------------------------------------
   January 2002                   ($900,000)                  ($900,000)                  ($1,350,000)
   -----------------------------------------------------------------------------------------------------------
   February 2002                  $1,300,000                   $400,000                    ($700,000)
   -----------------------------------------------------------------------------------------------------------
   March 2002                     $1,600,000                  $2,000,000                    $100,000
   -----------------------------------------------------------------------------------------------------------
   April 2002                     $1,000,000                  $3,000,000                    $600,000
   -----------------------------------------------------------------------------------------------------------
   May 2002                       $1,000,000                  $4,000,000                   $1,100,000
   -----------------------------------------------------------------------------------------------------------